EXHIBIT 99.2

ZOOM TELEPHONICS, INC.

UP TO 6,973,704 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF ALL SHAREHOLDER SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Zoom Telephonics, Inc. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated [  ] (the “Prospectus”), hereby certifies to the Company and Broadridge Corporate Issuer Solutions, Inc., as subscription agent for the rights offering, that (1) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned) the number of Basic Subscription Rights specified below on behalf of beneficial owners of basic subscription rights, (2) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the number of Oversubscription Rights specified below, applicable only to those beneficial owners who have fully exercised their Basic Subscription Right., listing separately below for each beneficial owner the basic subscription rights and any associated oversubscription rights (without identifying any such beneficial owner), (3) with respect to any exercise of oversubscription rights described in (2) above, each such beneficial owner’s basic subscription rights have been exercised in full (that is, for shares equal to one times the number of shares owned by the shareholder at 5:00 p.m. Eastern Time on the record date, July 11, 2013) , and (4) except as specifically identified below, the exercise by such holder of that shareholder’s Subscription Rights would not result in such holder owning, either directly or indirectly, of record or beneficially, more than 348,685 shares of Common Stock:

	NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHTS*	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVER- SUBSCRIPTION RIGHTS*
1.
2.
3.
4.
5.

*
Please circle the numbers in the left column above, if any, for shareholders where the exercise by such holder of the Subscription Rights specified herein would result in such holder owning, either directly or indirectly, of record or beneficially, more than 348,685 shares of Common Stock.

[Certification continues on the following page]

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(please print or type)

Title:
(please print or type)

Provide the following information if applicable:

Depository Trust Company ("DTC") participant number

Participant:

By:
Signature

Name:
(please print or type)

Title:
(please print or type)

DTC Subscription Confirmation Numbers